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                                                                 Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated February 21, 1992 (No. 33-45911), December 3, 1992 (No. 33-55308), January 27, 1993 (No. 33-57712), June 10, 1993 (No.
33-64102), September 22, 1993 (No. 33-69196), March 7, 1996 (No. 333-01549),
and March 7, 1996 (No. 333-01547) and in the Registration Statement on
Form S-3 dated January 3, 1996 (No. 33-64271) of SA Telecommunications, Inc. of our report dated March 21, 1996 appearing elsewhere in this Form 10-KSB.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Dallas, Texas
April 1, 1996